UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 16, 2007

FIRST INDIANA CORPORATION

(Exact name of registrant as specified in its

charter)

INDIANA

(State of incorporation or organization)

0-14354

(Commission file number)

35-1692825

(I.R.S. Employer

Identification No.)

135 NORTH PENNSYLVANIA STREET

SUITE 1000

INDIANAPOLIS, INDIANA 46204

(Address of principal executive offices)

(317) 269-1200

(Registrant’s Telephone Number,

Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2007, the Compensation Committee of the Board of Directors of First Indiana Corporation approved amendments to grant agreements with Robert H. Warrington relating to 37,500 restricted shares of First Indiana Corporation common stock and options to purchase 31,249 shares of stock and grant agreements with David L. Maraman relating to 22,727 restricted shares of stock. Specifically, these awards, which were scheduled to vest between May 31, 2008 and December 31, 2008, but would have vested automatically upon completion of the planned merger between First Indiana Corporation and Marshall & Ilsley Corporation, were amended so that the options to purchase stock will vest in full on the date two days after First Indiana Corporation files its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, and the restricted stock will vest upon the approval by the shareholders of First Indiana Corporation of the merger with Marshall & Ilsley Corporation. The amendments do not change the size or value of the awards, but only change the date of vesting in order to realize certain income tax advantages available as a result of the earlier vesting. Assuming the value of First Indiana Corporation common stock is $32.00 per share (which is the merger consideration in the planned merger with Marshall & Ilsley Corporation), the sum of the value of the restricted stock as to which vesting was accelerated by these amendments and the net value over the exercise prices of the options as to which vesting was accelerated is $1,710,609 for Mr. Warrington and $727,264 for Mr. Maraman.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2007, the Board of Directors of First Indiana Corporation approved an amendment to Article VIII of First Indiana Corporation’s Bylaws to permit the issuance of shares not represented by physical certificates. This amendment was adopted to comply with a change in the listing requirements of The NASDAQ Stock Market requiring that the ownership of record holders of all listed securities be eligible to be maintained on the books of the issuer or its transfer agent without the issuance of a physical stock certificate. A copy of the amendment is filed with this report.

ITEM 9.01. Financial Statements and Exhibits.

 (c) Exhibits

Exhibit No.	Description

3	Amendment to Bylaws of First Indiana Corporation.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST INDIANA CORPORATION

Date:	October 19, 2007	By: /s/ William J. Brunner

William J. Brunner

Chief Financial Officer